Exhibit 99.1
AAON REPORTS RECORD SALES AND EARNINGS
FOR THE FIRST QUARTER OF 2020

TULSA, OK, May 7, 2020 - AAON, INC. (NASDAQ-AAON), today announced its results for the first quarter of 2020.

Financial Highlights:	Three Months Ended March 31,		%
	2020	2019	Change
	(in thousands, except share and per share data)
Net sales	$137,483	$113,822	20.8%
Gross profit	42,947	25,430	68.9%
Gross profit %	31.2%	22.3%
Selling, general and administrative expenses	$15,214	$13,677	11.2%
Net income	21,853	8,757	149.5%
Net income %	15.9%	7.7%
Earnings per diluted share	$0.41	$0.17	141.2%
Diluted average shares	52,871,419	52,369,660	1.0%
	March 31,	December 31,	%
	2020	2019	Change
	(in thousands)
Backlog	$119,642	$142,747	(16.2)%
Cash & cash equivalents & Restricted cash	52,145	44,373	17.5%

Gary Fields, President, said "We have been extremely fortunate during these trying times. As discussed in the fourth quarter, we were able to increase our manufacturing capacity with the addition of several Salvagnini sheet metal fabrication machines which put us in a beneficial position heading into the first quarter. As a result, we have been able to reduce lead times and our Tulsa plant has nearly 100% on time deliveries as of the end of the quarter. All these factors gave us the ability to swiftly respond to the needs of the public as an essential business. Our team worked around-the-clock to produce and deliver multiple orders for temporary hospitals in the New York area."

Mr. Fields continued, "The increased sales volume has helped absorb our fixed overhead costs and improve our gross profit. Our selling, general and administrative expenses have increased due to the profit sharing and other incentives we pay our employees as a result of our record earnings. To date, we have seen minimal business disruption from COVID-19. While the future may hold some amount of uncertainty, we continue to work hard to keep our work environment safe so we can meet the needs of our customers and protect the health and well-being of our employees."

The decreased backlog as of March 31, 2020 compared to year-end 2019 resulted from both accelerated shipments during the first quarter and a planned reduction in the backlog to facilitate more acceptable lead-times on deliveries. While business continues to remain firm, evidenced by our 92% of expected order intake in the first quarter of 2020, we are closely monitoring and adapting to COVID-19 related variables.

Norman H. Asbjornson, CEO, added "Our financial condition remains strong as evidenced by our current ratio of 3.1:1 at March 31, 2020. Furthermore, we have unrestricted cash and cash equivalents of $35.7 million as of March 31, 2020, to ensure that our future investment in the Company remains fiscally sound."

The Company will host a conference call today at 4:15 P.M. (Eastern Time) to discuss the first quarter 2020 results. To participate, call 1-888-241-0551 (code 5395749); or, for rebroadcast available through May 13, 2020, call 1-855-859-2056 (code 5395749).

About AAON
AAON, Inc. is engaged in the engineering, manufacturing, marketing and sale of air conditioning and heating equipment consisting of standard, semi-custom and custom rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal/water-source heat pumps, coils and controls. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products to perform beyond all expectations and demonstrate the value of AAON to our customers. For more information, please visit www.AAON.com.

Forward-Looking Statements
Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties, including risks related to the impact of the error correction, that could cause actual results and developments to differ materially from the forward-looking statements.

Contact Information
Jerry R. Levine
Phone: (914) 244-0292
Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
	Three Months Ended March 31,
	2020	2019
	(in thousands, except share and per share data)
Net sales	$137,483	$113,822
Cost of sales	94,536	88,392
Gross profit	42,947	25,430
Selling, general and administrative expenses	15,214	13,677
(Gain) loss on disposal of assets	(62)	284
Income from operations	27,795	11,469
Interest income, net	61	9
Other (expense) income, net	(27)	(26)
Income before taxes	27,829	11,452
Income tax provision	5,976	2,695
Net income	$21,853	$8,757
Earnings per share:
Basic	$0.42	$0.17
Diluted	$0.41	$0.17
Weighted average shares outstanding:
Basic	52,071,839	51,992,150
Diluted	52,871,419	52,369,660

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	March 31, 2020	December 31, 2019
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$35,677	$26,797
Restricted cash	16,468	17,576
Accounts receivable, net	69,894	67,399
Income tax receivable	—	772
Note receivable	27	29
Inventories, net	72,855	73,601
Prepaid expenses and other	2,045	1,375
Total current assets	196,966	187,549
Property, plant and equipment:
Land	3,298	3,274
Buildings	104,707	101,113
Machinery and equipment	252,544	236,087
Furniture and fixtures	17,116	16,862
Total property, plant and equipment	377,665	357,336
Less: Accumulated depreciation	184,636	179,242
Property, plant and equipment, net	193,029	178,094
Intangible assets, net	213	272
Goodwill	3,229	3,229
Right of use assets	1,641	1,683
Note receivable	542	597
Total assets	$395,620	$371,424

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	13,501	11,759
Accrued liabilities	50,684	44,269
Total current liabilities	64,185	56,028
Deferred tax liabilities	15,130	15,297
Other long-term liabilities	3,652	3,639
New market tax credit obligation	6,330	6,320
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 100,000,000 shares authorized, 52,044,110 and 52,078,515 issued and outstanding at March 31, 2020 and December 31, 2019, respectively	208	208
Additional paid-in capital	—	3,631
Retained earnings	306,115	286,301
Total stockholders' equity	306,323	290,140
Total liabilities and stockholders' equity	$395,620	$371,424

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2020	2019
Operating Activities	(in thousands)
Net income	$21,853	$8,757
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,002	5,914
Amortization of debt issuance cost	10	—
Provision for losses on accounts receivable, net of adjustments	294	115
Provision for excess and obsolete inventories	(274)	357
Share-based compensation	2,351	5,407
(Gain) loss on disposition of assets	(62)	284
Foreign currency transaction loss (gain)	51	(16)
Interest income on note receivable	(6)	(6)
Deferred income taxes	(167)	909
Changes in assets and liabilities:
Accounts receivable	(2,789)	(4,725)
Income taxes	772	1,432
Inventories	1,020	2,678
Prepaid expenses and other	(670)	(561)
Accounts payable	2,742	(5,730)
Deferred revenue	229	25
Accrued liabilities	6,241	73
Net cash provided by operating activities	37,597	14,913
Investing Activities
Capital expenditures	(21,877)	(8,772)
Proceeds from sale of property, plant and equipment	61	52
Principal payments from note receivable	12	17
Net cash used in investing activities	(21,804)	(8,703)
Financing Activities
Stock options exercised	4,497	4,010
Repurchase of stock	(11,565)	(4,483)
Employee taxes paid by withholding shares	(953)	(588)
Net cash used in financing activities	(8,021)	(1,061)
Net increase in cash, cash equivalents and restricted cash	7,772	5,149
Cash, cash equivalents and restricted cash, beginning of period	44,373	1,994
Cash, cash equivalents and restricted cash, end of period	$52,145	$7,143